Exhibit 10.35

ALLARITY THERAPEUTICS, INC

22 School Street, 2nd Floor

Boston, MA 02108

January 23, 2023

3i, LP

140 Broadway Floor 38

New York, NY 10005

Re:	Amendment to the Conversion Price Voluntary
Adjustment Notice dated 12.8.22

Dear Sirs:

Reference is made to that certain Letter Agreement dated December 8, 2022 (“Letter Agreement”), regarding certain modifications to Series A. Capitalized terms used herein but not defined shall have the meanings ascribed to them in Letter Agreement, a copy of which is attached.

The parties agree that Section 1 of the Letter Agreement is amended in its entirety to read as follows:

1.	Pursuant to Section 8 (g) of the Certificate of Designations for the Series A Preferred Stock, the Company hereby reduces the Conversion Price to the lower of: (i) the Closing Sale Price on the trading date immediately preceding the Conversion Date and (ii) the average Closing Sale Price of the common stock for the five trading days immediately preceding the Conversion Date, for the Trading Days beginning on December 8, 2022, until terminated upon written agreement by the Company and the Required Holders. Any conversion which occurs shall be voluntary at the election of the Holder, which shall evidence its election as to the Series A being converted in writing on a conversion notice setting forth the then Minimum Price.

This Amendment was approved by the Company’s Board of Directors on January 19, 2023. All terms of the Letter Agreement not amended hereby remain in full force and effect.

Kindly confirm your agreement with the above by signing in the space indicated below and by PDFing a partially executed copy of this letter to the undersigned, and which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

Very truly yours,
ALLARITY THERAPEUTICS, INC.

By:	/s/ James G. Cullem
James G. Cullem, Chief Executive Officer

AGREED AND ACCEPTED:

3i, LP

By:	/s/ Maier J Tarlow
Name:	Maier J Tarlow
Title:	Manager On Behalf Of The GP